Exhibit 99.1

PILGRIM’S PRIDE CORPORATION

REPORTS SECOND QUARTER RESULTS FOR FISCAL 2003

Pittsburg, TX—April 15, 2003—Pilgrim’s Pride Corporation (NYSE: CHX, CHX.A) today announced a net income of $10.8 million, or $0.26 per share, for the second fiscal quarter ended March 29, 2003, a $9.5 million increase compared to net income in the prior year’s second fiscal quarter of $1.3 million, or $0.03 per share. The Company also announced net sales for the second fiscal quarter ended March 29, 2003 of $630.6 million, a $29.8 million increase compared to the $600.8 million for the same period last year.  The second fiscal quarter results reflect a $0.54 per share gain, net of tax and related employee incentive plan accruals, for partial settlements from vitamin and methionine lawsuits.

For the first six months of fiscal 2003, the Company reported net income of $13.5 million, or $0.33 per share, a $0.7 million decrease compared to net income in the prior fiscal year’s first six months of $14.2 million, or $0.35 per share. The Company also announced net sales for the first six months of fiscal 2003 of $1,258.0 million, a $1.2 million increase compared to the $1,256.8 million for the same period last year. The first six months of fiscal 2003 results reflect a $0.56 per share gain, net of tax and related employee incentive plan accruals, for partial settlements from vitamin and methionine lawsuits.  In addition, during the first six months of fiscal 2003 the Company received $16.1 million in non-recurring recoveries related to last year’s avian influenza outbreak in our Eastern Division.  These recoveries were partially offset by the ongoing negative effects of such outbreak on our operations, which the Company estimates at approximately $7.5 million during this period.

“This quarter’s improved net income over the same period last year was due primarily to non-recurring recoveries from vitamin and methionine lawsuit settlements,” stated O.B. Goolsby, President and Chief Operating Officer of the Company. “The Company’s results also reflect the continuing negative effects of last quarter’s turkey deli meat recall in our Eastern Division along with rising feed and energy costs and lower prices realized in the U.S. for dark meat chicken products.  We estimate that the recall negatively affected our net sales by approximately $27 million and $54 million and our operating margins between $5-10 million and $10-$20 million during the second fiscal quarter and year-to-date periods, respectively,” further stated Mr. Goolsby.

Pilgrim’s Pride Corporation is the second largest poultry producer in the United States; the third largest in chicken and fifth largest in turkey, and second largest chicken company in Mexico.  Pilgrim’s Pride employs more than 24,500 persons and operates processing and further processing plants, distribution centers, hatcheries and feed mills in Texas, Arkansas, Arizona, North Carolina, Pennsylvania, Virginia and West Virginia and Mexico.

Products are sold to foodservice, retail and frozen entrée customers. The Company’s primary distribution is through retailers and restaurants throughout the United States and in the Northern and Central regions of Mexico and to the foodservice industry nation-wide in both countries.

A conference call to discuss the Company’s second quarter of fiscal 2003 financial results will be held at 10:00 a.m. CDT (11:00 a.m. EDT) on April 16, 2003. To listen live via telephone, call 800-556-3831 access code 00977. The call will also be webcast live on the Internet at http://www.firstcallevents.com/service/ajwz378915747gf12.html.  The webcast will be available for replay within two hours of the conclusion of the call.  A telephone replay will be available beginning at 2:00 p.m. CDT on April 16 through April 23 at 800-876-6305.

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. For example, factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; disease outbreaks affecting the production performance and/or marketability of the Company’s poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by, and as a result of, our substantial leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; changes in laws or regulations affecting our operations, as well as competitive factors and pricing pressures; inability to effectively integrate WLR Foods or realize the associated cost savings and operating synergies currently anticipated; and the impact of uncertainties  of  litigation as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

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For further information:

Richard A. Cogdill

Chief Financial Officer

903/855-4205

PILGRIM’S PRIDE CORPORATION

Consolidated Statements of Income

[In thousands, except share and per share amounts]

Three Months Ended	March 29, 2003	March 30, 2002
Net Sales	$630,592	$600,753
Costs and Expenses:
Cost of sales	604,919	572,122
Non-recurring recoveries	[11,313]	—
Selling, general and administrative	35,576	33,003
	629,183	605,125
Operating Income [Loss]	1,410	[4,372]

Other Expense [Income]:
Interest expense, net	9,942	7,262
Foreign exchange gain [loss]	218	[360]
Miscellaneous, net	[26,896]	873
	[16,737]	7,775

Income [Loss] Before Income Taxes	18,146	[12,147]
Income Tax Expense [Benefit]	7,381	[13,399]
Net Income	$10,765	$1,252

Net Income per Common Share
- Basic and Diluted	$0.26	$0.03
Dividends Declared per Common Share	$0.015	$0.015
Weighted Average Shares Outstanding	41,112,679	41,112,679

Six Months Ended	March 29, 2003	March 30, 2002
Net Sales	$1,257,997	$1,256,783
Costs and Expenses:
Cost of sales	1,204,325	1,172,482
Non-recurring recoveries	[25,700]	[2,195]
Selling, general and administrative	67,621	67,538
	1,246,246	1,237,825
Operating Income	11,751	18,958

Other Expense [Income]:
Interest expense, net	19,418	15,835
Foreign exchange gain	[132]	[895]
Miscellaneous, net	[28,662]	486
	[9,376]	15,426

Income Before Income Taxes	21,127	3,532
Income Tax Expense [Benefit]	7,606	[10,711]
Net Income	$13,521	$14,243

Net Income per Common Share
- Basic and Diluted	$0.33	$0.35
Dividends Declared per Common Share	$0.030	$0.030
Weighted Average Shares Outstanding	41,112,679	41,112,679

PILGRIM’S PRIDE CORPORATION

Condensed Consolidated Balance Sheets

[In thousands]

	March 29, 2003	September 28, 2002
ASSETS
Total Current Assets	$487,798	$443,918
Other Assets	24,219	21,940
Property, Plant and Equipment, net	747,094	762,032

	$1,259,111	$1,227,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total Current Liabilities	$236,906	$264,881
Long-Term Debt, Less Current Maturities	491,825	450,161
Deferred Income Taxes	123,742	116,911
Minority Interest in Subsidiary	1,309	1,613
Total Stockholders’ Equity	405,329	394,324

	$1,259,111	$1,227,890

PILGRIM’S PRIDE CORPORATION

Condensed Consolidated Statements of Cash Flows

[In thousands]

	March 29, 2003	March 30, 2002
Six Months Ended
Cash [Used in] Provided by Operating Activities (a)	$ [16,000]	$23,062
Investing Activities:
Acquisitions of property, plant and equipment	[25,024]	[32,231]
Proceeds from property disposals	292	199
Other, net	[589]	[645]
Cash Used in Investing Activities	[25,321]	[32,677]
Financing Activities:
Net borrowings on notes payable	—	55,000
Net proceeds [payments] on long-term debt	42,452	[56,586]
Cash dividends paid	[1,237]	[1,238]
Cash Generated [Used] in Financing Activities	41,215	[2,824]
Effect of exchange rate changes on cash and cash equivalents	[410]	172
Decrease in cash and cash equivalents	$ [516]	$ [12,267]